Exhibit 10.26

Loan Agreement

Party A: Zhucheng Ziyang Ceramic Co., Ltd.
Party B: Bank of Weifang

Clause 1 Loan
1.	Type: Short term loan
2.	Loan Amount: RMB 7,000,000, from May 27, 2011 to May 26, 2012.
3.	Loan period: 1 year.
4.	Usage: Buy raw materials
5.	Interest rate: Interest payable monthly at an annual rate of 8.834%..
6.	Interest Settlement: Interest is paid monthly at the 21th of every month. Borrower should pay the interest at every interest settlement day.
7.	If borrower doesn’t pay back the principal according to the deadline of agreement, the interest rate of default interest is 50% plus the original interest rate from the overdue date.
8.	If borrower doesn’t use the loan according to the agreement, the interest rate of default interest is 100% plus the original interest rate from the date of breach.
9.	The guarantee agreement is signed separately.

Clause 2 The rights and obligations of borrower
1.	Have rights to get and use loan according to the agreement.
2.	Use the basic bank account of the lender to settle up the repayment.
3.	If the agreement involves foreign exchange, the borrower must get the approval and registration according to the provisions.
4.
Pay back the principal and amount on time. If borrower needs extension, borrower must send written application to borrower before the fifteen day of the due date of this agreement. After the approval of borrower, both sides sign the loan extension agreement.

5.	Use the loan according to the agreement, no tie up of appropriation of loan.
6.	Provide real, complete and valid financial statements or other information to borrower monthly, and cooperate with lender to survey its production operation, financial activities and usage of loans.
7.
If borrower carries out merge, bankrupt or some other behaviors which may cause the change of credit and debt relationship, borrower must notify lender in advance in written. The borrower is not allowed to carry out above-mentioned behavior until the approval of lender and the settle down of debt.

8.
If other circumstances (such as stop production, go out of business) which will have harmful influence on the repayment duty occurs, borrower must notify lender in writing, and implement the procedure to maintain the creditor’s rights.

9.
If borrower provides guarantee for others and pledge its main properties to others, when this behavior may have effect on the capability of repayment under this agreement, the borrower must notify lender in advance in writing and get the approval of borrower.

10.	Borrower and its investors are not allowed to draw out capital illegally, transfer assets or stocks to escape from debt.
11.	If borrower has changes on name, location, business range, etc, borrower must notify lender in writing in time.

12.	If guarantor of this agreement lost the guarantee capability, or the value of guaranty decreases, borrower must provide lender with other guarantee measures upon approval of lender.
13.	Borrower must pay for the layer services under this agreement, such as insurance, freight, evaluation, registration expenses.

Clause 3 The rights and obligations of lender
1.
The lender has rights to know the production operation, financial activities, inventories, usage of loan of the borrower, and required borrower to provide files and information such as financial statements on time.

2.	If some other behaviors that may affect the safety of loans occur, lender has rights to stop providing loans or take back loans ahead of time.
3.
According to the agreement, when the lender takes back principal, interest, default interest, compound interest and other expenses of borrower, lender has rights to take from any bank accounts of borrower.

4.	If the amount isn’t enough to clear off the amounts payable of this agreement, lender can use this amount to repay principal, interest, default interest, compound interest and other expenses.
5.	If borrower doesn’t fulfill the duty of repayment, lender can disclose the breach of contract of borrower to public.
6.	Give loan to borrower according to the agreement on schedule and in full amount.

Clause 4 Breach of contract
Below are the behaviors regarded as the breach of contract of borrower
1.
Due to the borrower or guarantor, guarantor doesn’t conduct the guarantee procedures of this agreement, or borrower doesn’t conduct withdraw procedures, if over 30 days of the withdraw day of the agreement, lender has rights to collect penalty or terminate the agreement.

2.	Borrower doesn’t pay back the amount according to the agreement
3.	Borrower provides fake financial statements, or refuses lender to supervise the usage of loans
4.	Borrower doesn’t fulfill the duty of agreement, or guarantor violates the duty of guarantee agreement.
5.
If some changes harmful to creditor’s rights occurred, or guarantor of this agreement lost the guarantee capability, or the value of guaranty decreases, borrower doesn’t provide new guarantee according to the requirement of lender.

6.	Significant changes of financial situations of borrower.
7.	Borrower evades the requirement of entrusted payment.
8.	The bank account of borrower is frozen by relevant authority, or borrower gets involved with lawsuit, may have harmful impact on the fulfillment of duty of borrower.
9.	Other significant changes occur, borrower can’t remedy within the required period of lender.
Clause 5 Responsibility of breach of contract
If the borrower breaches the agreement, lender has rights to stop providing loans or take back provided loans in advance. Within the 5 days when borrower received the termination agreement of borrower, borrower should pay back the loan.

Party A: Zhucheng Ziyang Ceramic Co., Ltd.
Legal Represntative Signature: /s/ Lingbo Chi
Party B: Bank of Weifang
Legal Represntative Signature: /s/ Huaichun Feng
May 27, 2011